Exhibit 1.1

BNSF Funding Trust I

6.613% Fixed/Floating Rate Trust Preferred Securities

(liquidation preference $1,000 per trust preferred security)

guaranteed to the extent set forth in the Guarantee by

BURLINGTON NORTHERN SANTA FE CORPORATION

Underwriting Agreement

December 12, 2005

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Goldman, Sachs & Co

85 Broad Street

New York, New York 10004

As representatives of the several Underwriters

named in Schedule I hereto,

Ladies and Gentlemen:

BNSF Funding Trust I, a statutory trust formed under the laws of the State of Delaware (the “Trust”) and Burlington Northern Santa Fe Corporation, a corporation organized under the laws of the State of Delaware (the “Guarantor”), as depositor of the Trust and as Guarantor, propose, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”) an aggregate of 500,000 shares of the 6.613% Fixed/Floating Rate Trust Preferred Securities, (liquidation preference $1,000 per trust preferred security) of the Trust (the “Trust Preferred Securities”) each representing undivided beneficial interest in the assets of the Trust, guaranteed by the Guarantor to the extent set forth in the guarantee agreement, to be dated the Closing Date, between the Guarantor and U.S. Bank Trust National Association (U.S. Bank”), as the Guarantee Trustee, substantially in the form of Exhibit A (the “Guarantee Agreement” and the Guarantee of the Trust Preferred Securities therein provided, the “Guarantee”).

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The gross proceeds of (i) the sale of the Trust Preferred Securities to the Underwriters and (ii) the sale of trust common securities of the Trust (the “Trust Common Securities” and together with the Trust Preferred Securities, the “Trust Securities”) to the Guarantor are to be invested in 6.613% Fixed Rate/Floating Rate Junior Subordinated Notes due 2055 of the Guarantor (the “Notes”), to be issued pursuant to an indenture (the “Base Indenture”), dated as of December 8, 2005, between the Guarantor and U.S. Bank, as trustee (the “Indenture Trustee”), as supplemented by the First Supplemental Indenture, to be dated as of the Closing Date, between the Guarantor and the Indenture Trustee (the Base Indenture as so supplemented, the “Indenture”). The Trust Securities will be issued pursuant to and governed by the Amended and Restated Declaration of Trust, to be dated as of the Closing Date (the “Declaration of Trust”), among the Guarantor, as depositor of the Trust, U.S. Bank, as Delaware Trustee (the “Delaware Trustee”) and U.S. Bank, as Property Trustee (the “Property Trustee”) and the Administrative Trustees named therein.

1. Each of the Guarantor and the Trust jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-3 (File No. 333-130214) in respect of the Trust Preferred Securities, debt securities of the Guarantor and the Guarantee has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Trust or the Guarantor (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Trust Preferred Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Trust Preferred Securities that is filed with the Commission

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and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Trust Preferred Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Trust Preferred Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Trust Preferred Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust or the Guarantor by an Underwriter through the Representatives expressly for use therein;

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(c) For the purposes of this Agreement, the “Applicable Time” is 2:59:00m (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other documents listed in Schedule II(a) hereto and by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(b) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided,

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however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust or the Guarantor by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto and except for such other documents as were delivered to you prior to the Applicable Time;

(e) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust or the Guarantor by an Underwriter through the Representatives expressly for use therein;

(f) Neither the Guarantor nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is material to the Guarantor and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than increases in the stock of the Guarantor as the result of the issuance of shares pursuant to any of the Guarantor’s stock option plans) or any material change in the long-term debt of the Guarantor and its subsidiaries or any material adverse change, or any development that the Guarantor has a reasonable cause to believe involves a prospective material adverse change, in the business, financial position, shareholders’

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equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except where failure to qualify would not in the aggregate have a material adverse effect upon the Guarantor and its subsidiaries taken as a whole; and each subsidiary of the Guarantor listed on Schedule III (hereinafter referred to as a “Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(h) The Trust has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and the Declaration of Trust and described in the Pricing Prospectus; except for its Certificate of Trust (the “Certificate of Trust”), dated as of December 8, 2005 and the original Declaration of Trust, dated as of December 8, 2005, the Trust is not a party to, or otherwise bound by, any agreement and at the Closing Date will not be a party to, or otherwise bound by, any agreement other than this Agreement, the Certificate of Trust, the Declaration of Trust and the agreements and instruments contemplated by the Declaration of Trust and described in the Pricing Prospectus; the Trust is not a party to or subject to any action, suit or proceeding of any nature; and the Trust is and will, under current law, be classified for United States Federal Income Tax purposes as a grantor trust and not as an association taxable as a corporation;

(i) The Guarantor has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock

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contained in the Pricing Disclosure Package and Prospectus; and all of the issued shares of capital stock of the Significant Subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and except as otherwise set forth in the Pricing Prospectus are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;

(j) The Trust Preferred Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable beneficial interests in the Trust entitled to the benefits provided by the Declaration of Trust, which will be substantially in the form filed as an exhibit to the Registration Statement; and the Trust Preferred Securities conform to the description of the Trust Preferred Securities contained in the Prospectus; and the holders of the Trust Preferred Securities (the “Trust Preferred Securityholders”) will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware;

(k) The Trust Common Securities have been duly and validly authorized on behalf of the Trust and when issued and delivered by the Trust to the Guarantor against payment therefor as set forth in the Prospectus, will be duly and validly issued and fully paid and non-assessable beneficial interests in the Trust and will conform to the description thereof contained in, and entitled to the benefits provided by, the Declaration of Trust; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights; the Trust Common Securities conform to the description thereof contained in the Registration Statement; and at the Time of Delivery, all of the issued and outstanding Trust Common Securities will be directly owned by the Guarantor free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

(l) The Guarantee Agreement, the Declaration of Trust, the Notes, the Indenture, the Expenses Agreement, to be entered into between the Guarantor and the Trust on the Closing Date, the form of which is attached as an exhibit to the Declaration of Trust, (the “Expenses Agreement”, and the Replacement Capital Covenant, to be covenanted by the Guarantor on the Closing Date, (the “Replacement Capital Covenant”, and together with the Guarantee Agreement, the Declaration of Trust, the Notes, the Indenture and the Expenses Agreement, the “Guarantor

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Agreements”), have each been duly authorized and when validly executed and delivered by the Guarantor and, in the case of the Guarantee Agreement, by the Guarantee Trustee, in the case of the Declaration of Trust, by the Trustees (as defined in the Declaration of Trust), in the case of the Indenture, by the Indenture Trustee, and in the case of the Expenses Agreement, the Trust, and in the case of the Notes, when validly issued by the Guarantor and validly authenticated and delivered by the Indenture Trustee, will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and to general equitable principles; the Declaration of Trust, the Indenture and the Guarantee Agreement have been duly qualified under the Trust Indenture Act; the Notes are entitled to the benefits of the Indenture; the Guarantee Agreement, the Declaration of Trust, the Notes, the Indenture and the Expenses Agreement, which will be in substantially the form filed as an exhibit to the Registration Statement will conform to the descriptions thereof in the Prospectus; and The Replacement Capital Covenant will conform to the descriptions thereof in the Prospectus.

(m) The issue and sale of the Trust Securities and the compliance by the Trust with all of the provisions of the Trust Securities, Declaration of Trust and this Agreement, the purchase of the Notes by the Trust, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Declaration of Trust or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Trust Preferred Securities, the purchase of the Notes by the Trust or the consummation by the Trust of the transactions contemplated by this Agreement or the Declaration of Trust except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Trust Preferred Securities by the Underwriters;

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(n) The issuance by the Guarantor of the Guarantee Agreement, the compliance by the Guarantor with all of the provisions of this Underwriting Agreement, the execution, delivery and performance by the Guarantor of the Guarantor Agreements, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries is bound or to which any of the property or assets of the Guarantor or any of its subsidiaries is subject except for such conflicts, breaches, violations or defaults that will not individually or in the aggregate have a material adverse effect on the business, financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries or any of their properties except for such violations (other than with respect to the Guarantor’s Certificate of Incorporation or By-laws) that will not individually or in the aggregate have a material adverse effect on the business, financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Trust Preferred Securities or the consummation by the Guarantor of the transactions contemplated by this Underwriting Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Trust Preferred Securities by the Underwriters;

(o) The Trust is not in violation of its Certificate of Trust or Declaration of Trust or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

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(p) The statements set forth in the Pricing Prospectus and Prospectus under the captions “Description of the Trust Preferred Securities”, “Description of the Junior Subordinated Notes”, “Description of the Guarantee”, “Relationship Among the Trust Preferred Securities, the Junior Subordinated Notes and the Guarantee”, “Description of the Replacement Capital Covenant”, “Certain United States Federal Income Tax Considerations”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(q) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries is a party or of which any property of the Guarantor or any of its subsidiaries is the subject which the Guarantor has reasonable cause to believe will individually or in the aggregate have a material adverse effect on the financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries taken as a whole; and, to the best of the Guarantor’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

(r) The Trust is not, and after giving effect to the offering and sale of the Trust Securities and the application of the proceeds thereof, will not be an “investment company”, or an entity “controlled” by an investment company as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Trust Preferred Securities in reliance on the exemption of Rule 163 under the Securities Act, the Guarantor was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the earliest time after the filing of the Registration Statement that the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Trust Preferred Securities, the Guarantor was not an “ineligible issuer” as defined in Rule 405 under the Securities Act;

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(t) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Guarantor and its subsidiaries, and have attested to the Guarantor’s internal control over financial reporting and management’s assessment thereof are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(u) The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Guarantor’s internal control over financial reporting is effective and the Guarantor is not aware of any material weaknesses in its internal control over financial reporting; and

(v) The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

Any certificate signed by any officer of the Guarantor or Administrative Trustee of the Trust and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Trust Preferred securities shall be deemed a representation and warranty by the Guarantor or the Trust, as applicable, as to matters covered thereby, to each Underwriter.

2. Subject to the terms and conditions herein set forth, the Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a purchase price per trust preferred security of $1,000, the number of Trust Preferred Securities set forth opposite the name of such Underwriter in Schedule I hereto (and the terms of which are further described in the term sheet specified in Schedule II(a)).

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The Trust shall apply 100% of the gross proceeds to it from the sale of the Trust Preferred Securities to the Initial Purchase pursuant to this Section 2 (together with 100% of the proceeds to it from the sale of the Trust Common Securities to the Guarantor) to the purchase of the Notes. In light of the foregoing, the Guarantor agrees to pay to each of the Initial Purchasers a commission of $15 per Trust Preferred Security ($7,500,000 in the aggregate), payable by wire transfer of same-day funds to the account specified by Representative on behalf of the Underwriters, no later than the Time of Delivery.

3. Upon the execution of this Underwriting Agreement and authorization by you of the release of the Trust Preferred Securities, the several Underwriters propose to offer the Trust Preferred Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Trust Preferred Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Trust with The Depository Trust Company (“DTC”) or its designated custodian. The Guarantor will deliver the Trust Preferred Securities to Representative, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Trust to Representative at least forty-eight hours in advance, by causing DTC to credit the Trust Preferred Securities to the account of Representative at DTC. The Guarantor will cause the certificates representing the Trust Preferred Securities to be made available to Representative for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on December 15, 2005 or such other time and date as the Representatives and the Trust may agree upon in writing. Such time and date are herein called the “Time of Delivery.” The date on which the Time of Delivery occurs is herein called the “Closing Date.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Trust Preferred Securities and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”), and the Trust Preferred Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be

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held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Trust and the Guarantor jointly and severally agree with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery for such Securities without giving you advance notice thereof and an opportunity to comment thereon; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all material required to be filed by the Trust or the Guarantor with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Trust or the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Trust Preferred Securities, and during such same period; to advise you, promptly after either the Trust or the Guarantor receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Trust Preferred Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Trust Preferred Securities or the Notes issuable upon exchange of the Trust Preferred Securities for offering or

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sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use their best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at the Guarantor’s expense, as may be necessary to permit offers and sales of the Trust Preferred Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Trust Preferred Securities remain unsold by the Underwriters, the Guarantor will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Trust Preferred Securities, in a form satisfactory to you. If at the Renewal Deadline the Guarantor is no longer eligible to file an automatic shelf registration statement, the Guarantor will, if it has not already done so, file a new shelf registration statement relating to the Trust Preferred Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Trust and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Trust Preferred Securities to continue as contemplated in the expired registration statement relating to the Trust Preferred Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Trust Preferred Securities or the Notes issuable upon exchange of the Trust Preferred Securities for offering and sale under the securities laws of such jurisdictions in the United States, if such qualification is

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necessary, as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Trust Preferred Securities, provided that in connection therewith neither the Trust nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) To furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Trust Preferred Securities or the Notes issuable upon exchange of the Trust Preferred Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Trust Preferred Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(f) With respect to the Guarantor, to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Guarantor, Rule 158);

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(g) During the period beginning from the date hereof and continuing to the date 60 days after the Time of Delivery, not to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, of any trust preferred securities and none of the Guarantor or any of its subsidiaries shall guarantee such trust preferred securities, in each case, without your prior written consent.

(h) With respect to the Guarantor, to issue the Guarantee Agreement concurrently with the issue and sale of the Trust Preferred Securities as contemplated herein.

(i) With respect to the Guarantor, to pay the required Commission filing fees relating to the Trust Preferred Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(j) To use the net proceeds received by the Trust from the sale of the Trust Preferred Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Guarantor’s trademarks, servicemarks and corporate logo solely for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Trust Preferred Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6. (a) The Trust and the Guarantor represent and agree that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, neither Trust nor the Guarantor has made and neither Trust nor the Guarantor will make any offer relating to the Trust Preferred Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act;

(b) each Underwriter represents and agrees that, other than one or more term sheets to which the Company has consented relating to the Trust Preferred Securities containing customary information and conveyed to

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purchasers of Trust Preferred Securities, without the prior consent of the Trust and the Guarantor, the Representatives, it has not made and will not make any offer relating to the Trust Preferred Securities that would constitute a free writing prospectus;

(c) any such free writing prospectus (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) the use of which has been consented to by the Trust, the Guarantor and the Representatives is listed on Schedule II(a) or Schedule II(b);

(d) The Trust and the Guarantor have complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(e) The Trust and the Guarantor agree that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Trust and the Guarantor will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Trust or the Guarantor by an Underwriter through the Representatives expressly for use therein.

7. The Guarantor covenants and agrees with the several Underwriters that the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Guarantor’s counsel and accountants in connection with the registration of the Trust Preferred Securities, the Notes and the Guarantee under the Securities Act and all other expenses in connection with the preparation, printing, production and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Guarantor Agreements, the Blue Sky Memorandum, and any other documents in connection with the offering, purchase, sale and delivery of the Trust Preferred Securities; (iii) all

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expenses in connection with the qualification of the Trust Preferred Securities, the Guarantee Agreement and the Notes for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by the securities rating services for rating the Trust Preferred Securities and the Notes; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Trust Preferred Securities and the issuance of the Guarantee and the Notes; (vi) the cost of preparing the Trust Preferred Securities; (vii) the cost and charges of any transfer agent or registrar; (viii) the fees and expenses of any Trustee, Indenture Trustee and Guarantee Trustee, and any agent of any trustee and the fees and disbursements of counsel for any trustee in connection with any Declaration of Trust, Indenture, Guarantee Agreement and the Trust Preferred Securities (to the extent the Trustee does not pay such fees); (ixi) the cost of qualifying the Trust Preferred Securities with The Depositary Trust Company; and ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Trust Preferred Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Trust and the Guarantor herein are, at and as of the Time of Delivery, true and correct in all material respects, the condition that the Trust and the Guarantor shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective

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amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Sullivan & Cromwell LLP, counsel for the Underwriters, using reasonable efforts, shall have furnished to you such written opinion or opinions dated the Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Mayer, Brown, Rowe & Maw LLP, counsel for the Guarantor and the Trust, shall have furnished to you their written opinion which may be subject to reasonable and customary assumptions, qualifications and limitations and shall be dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii) The Guarantor has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable, and the Trust Preferred Securities conform to the description of the Trust Preferred Securities in the Prospectus;

(iii) The Guarantor has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except where failure to qualify would not in the aggregate have a material adverse effect upon the Guarantor and its subsidiaries taken as a whole;

(iv) Each Significant Subsidiary of the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for

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directors’ qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;

(v) To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries is a party or of which any property of the Guarantor or any of its subsidiaries is the subject which the Guarantor has reasonable cause to believe will individually or in the aggregate have a material adverse effect on the financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries, taken as a whole; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi) This Agreement has been duly authorized, executed and delivered by the Guarantor;

(vii) The Guarantor Agreements have each been duly authorized, executed, authenticated, issued and delivered by the Guarantor and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture Guarantor, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles considered in equity or at law; the Guarantor Agreements conform to the descriptions thereof in the Prospectus; the Notes are entitled to the benefits provided by the Indenture; and the Declaration of Trust, the Indenture and the Guarantee have been duly qualified under the Trust Indenture Act;

(viii) The issue and sale of the Trust Preferred Securities and the compliance by the Trust with all of the provisions of the Trust Preferred Securities, the Declaration of Trust and this Agreement with respect to the Trust Preferred Securities, the purchase by the Trust of the Notes and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument known to such counsel to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject;

(ix) The Notes, in the form certified by the Guarantor to be true and correct copies, are in the forms prescribed in or pursuant to the

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Indenture, have been duly and validly authorized by the Guarantor by all necessary corporate action and, when completed, executed and authenticated as specified in or pursuant to the Indenture and issued and delivered upon exchange of the Trust Preferred Securities will be valid and binding obligations of the Guarantor, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles;

(x) The issue and sale of the Trust Preferred Securities, the issuance by the Guarantor of the Notes and the Guarantee, the compliance by the Guarantor with all of the provisions of this Agreement, the execution, delivery and performance by the Guarantor of the Guarantor Agreements and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed pursuant to Regulation S-K as an exhibit to the Guarantor’s Form 10-K for the year ended December 31, 2004 or subsequently filed as an exhibit to the Guarantor’s Forms 10-Q or 8-K subsequent to that date and prior to the Applicable Time to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries is bound or to which any of the property or assets of the Guarantor or any of its subsidiaries is subject, the effects of which would, in the aggregate, be materially adverse to the Guarantor and its subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Guarantor or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries or any of their properties;

(xi) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Trust Preferred Securities, the issue of the Guarantee or the consummation by the Guarantor of the transactions contemplated by this Agreement or the Guarantor Agreements except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Trust Preferred Securities by the Underwriters;

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(xii) The statements set forth in the Prospectus under the captions “Description of the Trust Preferred Securities”, “Description of the Junior Subordinated Notes”, “Description of the Guarantee”, “Relationship Among the Trust Preferred Securities, the Junior Subordinated Notes and the Guarantee”, “Description of the Replacement Capital Covenant” and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xiii) The Trust is not now and, after giving effect to the transactions contemplated by this Agreement, the Prospectus, and the application of the proceeds from the sale of the Trust Preferred Securities will not be, an “investment company”, as such term is defined in the Investment Company Act;

(xiv) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Guarantor prior to such Time of Delivery (other than the financial statements and other financial data therein, as to which such counsel need express no opinion or belief), when they became effective or were filed with the Commission, as the case may be, appear to have complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel shall also state that no facts have come to their attention that lead them to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Securities Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

(xv) The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Trust or the Guarantor prior to the Time of Delivery (other than the financial statements and other financial data therein, as to which such counsel need express no opinion or belief appear to) comply as to form in all material respects with the requirements of the Securities Act and the Trust

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Indenture Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinion in subsection (xii) of this Section 8(c), no facts have come to their attention that would lead them to believe (i) that any part of the Registration Statement, or any further amendment thereto made by the Trust or the Guarantor prior to the Time of Delivery (other than the financial statements and other financial data therein, as to which such counsel need express no opinion or belief), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; or (iii) that, as of its date and as of the Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Trust or the Guarantor prior to the Time of Delivery (other than the financial statements and other financial data therein, as to which such counsel need express no opinion or belief) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus which are not filed or incorporated by reference or described as required;

In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the General Corporation Law of the State of Delaware and shall be entitled to rely in respect of the opinion in this clause upon opinions of local counsel believed to be reputable or counsel employed by the Company, and in respect of matters of fact, upon certificates of officers of the Company or its transfer agent;

(d) Richards, Layton & Finger, P.A., special Delaware Counsel to the Trust and the Guarantor, shall have furnished to you, the Guarantor and the Trust their written opinion (a draft of such opinion is attached as Annex II(c) hereto),

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dated as of the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

(ii) Under the Delaware Statutory Trust Act and the Declaration of Trust, the Trust has the power and authority to own property and conduct its business, all as described in the Prospectus;

(iii) The Declaration of Trust constitutes a valid and legally binding obligation of the Guarantor and the Trustees, enforceable against the Guarantor and the Trustees, in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv) Under the Delaware Statutory Trust Act and the Declaration of Trust, the Trust has the power and authority to (a) execute and deliver this Agreement and to perform its obligations under this Agreement and (b) issue and perform its obligations under the Trust Preferred Securities and the Trust Common Securities;

(v) Under the Delaware Statutory Trust Act and the Declaration of Trust, the execution and delivery by the Trust of this Agreement and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary action on the part of the Trust;

(vi) The Trust Preferred Securities have been duly authorized by the Declaration of Trust and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable beneficial interests in the Trust and are entitled to the benefits provided by the Declaration of Trust; the holders of the Trust Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that such counsel may note that the holders of the Trust Preferred Securities may be obligated, pursuant to the Declaration of Trust, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of

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Trust Securities Certificates and the issuance of replacement Trust Securities Certificates and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Declaration of Trust) to exercise its rights and remedies under the Declaration of Trust;

(vii) The Trust Common Securities have been duly authorized by the Declaration of Trust and are validly issued and represent beneficial interests in the Trust;

(viii) Under the Delaware Statutory Trust Act and the Declaration of Trust, the issuance of the Trust Preferred Securities and the Trust Common Securities is not subject to preemptive rights;

(ix) The issuance and sale by the Trust of the Trust Preferred Securities and the Trust Common Securities, the execution and delivery of this Agreement and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder will not violate (a) any of the provisions of the Certificate of Trust of the Trust or the Declaration of Trust, or (b) any applicable Delaware law or administrative regulation;

(x) Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, no authorization, approval, consent or order of any Delaware court or governmental authority or agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Trust Preferred Securities and the Trust Common Securities. In rendering the opinion expressed in this paragraph (x), such counsel need express no opinion concerning the securities laws of the State of Delaware;

(xi) Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, the holders of the Trust Preferred Securities (other than those holders of the Trust Preferred Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware;

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(e) Sidley Austin Brown & Wood LLP, tax counsel for the Trust and the Guarantor, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(d) hereto), dated as of the Time of Delivery, in form and substance satisfactory to you, to the effect that such firm confirms its opinion set forth in the Prospectus under the caption “Certain United States Federal Income Tax Considerations”;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement, and as of the Time of Delivery is attached as Annex I(b) hereto);

(g) (i) Neither the Guarantor nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Guarantor or any of its subsidiaries or any change, or any development involving a prospective change, in the business, financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, and (iii) except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Trust from the dates as of which information is given in the Registration Statement and the Prospectus, the effect of which, in any such case described in clause (i), (ii) or (iii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Trust Preferred Securities on the terms and in the manner contemplated in the Prospectus;

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(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Guarantor’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Guarantor’s debt securities;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in clause (iii) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Trust Preferred Securities on the terms and in the manner contemplated in the Prospectus;

(j) The Guarantor shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(k) The Trust and the Guarantor shall have furnished or caused to be furnished to you at the Time of Delivery a certificate or certificates of officers of the Trust and the Guarantor satisfactory to you as to the accuracy in all material respects of the representations and warranties of the Trust and the Guarantor herein at and as of such time, as to the performance by the Trust and the Guarantor of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (g) of this Section.

9. (a) The Trust and the Guarantor, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer

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information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Trust and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Trust or the Guarantor by any Underwriter through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities; and provided further that the Trust and the Guarantor shall not be liable to any Underwriter in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any amendment or supplement thereto, or any Issuer Free Writing Prospectus, (ii) the Trust and the Guarantor have informed the Underwriters of such untrue statement or alleged untrue statement or omission or alleged omission in writing at least 24 hours prior to the Applicable Time, (iii) the Trust and the Guarantor have filed an amended Preliminary Prospectus (or Pricing Prospectus or Issuer Free Writing Prospectus) with the Commission on Form 8-K correcting such untrue statement or alleged untrue statement or omission or alleged omission prior to the Applicable Time and (iv) the Trust and the Guarantor have provided to the Underwriters an amended Preliminary Prospectus (or Pricing Prospectus or Issuer Free Writing Prospectus) correcting such untrue statement or alleged untrue statement or omission or alleged omission at least 24 hours prior to the Applicable Time and requested in writing that the Underwriters deliver such amended Preliminary Prospectus (or Pricing Prospectus or Issuer Free Writing Prospectus to the persons to whom the Underwriters are selling the Securities and (v) such loss, claim, damages or liability results from the fact that such Underwriter has sold Securities to a person to whom such Underwriter has failed to deliver such amended Preliminary Prospectus (or Pricing Prospectus or Issuer Free Writing Prospectus).

(b) Each Underwriter will severally indemnify and hold harmless the Trust and the Guarantor against any losses, claims, damages or liabilities to which the Trust or the Guarantor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in

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respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Guarantor by such Underwriter through the Representatives expressly for use therein; and will reimburse the Trust and/or the Guarantor for any legal or other expenses reasonably incurred by the Trust and/or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, in no event shall more than one such separate counsel in each jurisdiction where an action is commenced be retained for all indemnified parties together and neither the indemnified Party nor the indemnifying Party, in the instance where the indemnifying Party has assumed the defense of the indemnified Party, shall settle any action, proceeding or investigation with respect to the indemnified Party without the written consent of the other, which consent shall not be unreasonably withheld.

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(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Trust or the Guarantor on the one hand and the Underwriters on the other from the offering of the Trust Preferred Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust or the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Trust or the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust or the Guarantor bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust or the Guarantor on the one hand or the Underwriters on the other and the parties’ relative intent, prejudice resulting from any failure to give notice of any action under subsection (c), knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the

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provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Trust Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations hereunder and not joint.

(e) The obligations of the Trust and the Guarantor under this Section 9 shall be in addition to any liability which the Trust or the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Guarantor (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Guarantor) and to each person, if any, who controls the Guarantor within the meaning of the Securities Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Trust Preferred Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Trust Preferred Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Trust Preferred Securities, then the Trust and the Guarantor shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Trust Preferred Securities on such terms. In the event that, within the respective prescribed periods, you notify the Trust and the Guarantor that you have so arranged for the purchase of such Trust Preferred Securities, or the Trust or the Guarantor notifies you that it has so arranged for the purchase of such Trust Preferred Securities, you, the Trust or the Guarantor shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Trust and the Guarantor agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your

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opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Trust Preferred Securities.

(b) If, after giving effect to any arrangements for the purchase of the Trust Preferred Securities of a defaulting Underwriter or Underwriters by you, the Trust and the Guarantor as provided in subsection (a) above, the aggregate number of shares of such Trust Preferred Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of shares of all the Trust Preferred Securities, then the Trust and the Guarantor shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of shares of Trust Preferred Securities which such Underwriter agreed to purchase hereunder) of the Trust Preferred Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Trust Preferred Securities of a defaulting Underwriter or Underwriters by you, the Trust and the Guarantor as provided in subsection (a) above, the aggregate number of shares of such Trust Preferred Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all the Trust Preferred Securities, as referred to in subsection (b) above, or if the Trust and the Guarantor shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Trust Preferred Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Trust or the Guarantor, except for the expenses to be borne by the Trust, the Guarantor and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Trust, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Trust, the Guarantor, or any officer or director or controlling person of the Trust or the Guarantor, and shall survive delivery of and payment for the Trust Preferred Securities.

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12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Trust nor the Guarantor shall then be under any liability to any Underwriter hereunder except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Trust Preferred Securities are not delivered by or on behalf of the Trust as provided herein, the Trust and the Guarantor will reimburse the Underwriters through you for all reasonable out of pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Trust Preferred Securities, but the Trust and the Guarantor shall then be under no further liability to any Underwriter hereunder except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you in care of Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, NewYork 10080 (fax (212) 738 2309), Attention: Corporate Syndicate Department; and in the case of Goldman, Sachs & Co., 85 Broad Street New York, New York 10004, Attention Don Hansen, Registration Department, (fax (212) 357-5505), and if to the Trust or the Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the address of the Trust or the Guarantor set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Trust or the Guarantor by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Trust and the Guarantor and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Trust or the Guarantor and each person who controls the Trust, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by

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virtue of this Agreement. No purchaser of any of the Trust Preferred Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Trust and the Guarantor acknowledge and agree that (i) the purchase and sale of the Trust Preferred Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Trust and the Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Trust or the Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Trust or the Guarantor with respect to the offering contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Trust or the Guarantor on other matters) or any other obligation to the Trust or the Guarantor except the obligations expressly set forth in this Agreement and (iv) the Trust and the Guarantor have consulted their own legal and financial advisors to the extent they deemed appropriate. The Trust and the Guarantor agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Trust or the Guarantor, in connection with such transaction or the process leading thereto, or the financial, tax or other related consequences of the transaction for the Trust or the Guarantor.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Trust, the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

20. Notwithstanding anything herein to the contrary, the Trust and the Guarantor are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to

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the Trust or the Guarantor relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

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If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Trust and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Trust or the Guarantor for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Burlington Northern Santa Fe Corporation

By:
Name:
Title:

BNSF FUNDING TRUST I

By:
Name:
Title:

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

GOLDMAN, SACHS & CO.

By:
(Goldman, Sachs & Co.)

On behalf of each of the Underwriters

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SCHEDULE I

Underwriter	Total Number of Trust Preferred Securities to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	212,500
Goldman, Sachs & Co.	212,500
Banc of America Securities LLC	18,750
Barclays Capital Inc.	18,750
J.P. Morgan Securities Inc.	18,750
Wachovia Capital Markets, LLC	18,750

Total	500,000

SCHEDULE II

(a) Materials other than the Pricing Prospectus that comprise the Pricing Disclosure Package: Term Sheet, dated December 12, 2005.

(b) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None.

(c) Additional Documents Incorporated by Reference:

SCHEDULE III

Subsidiaries of the Guarantor that are “Significant Subsidiaries”: BNSF Railway Company.

F-1

ANNEX I

[FORM OF ANNEX I DESCRIPTION OF COMFORT LETTER

FOR REGISTRATION STATEMENTS ON FORM S-3]

Pursuant to Section 8(g) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i) They are independent certified public accountants with respect to the Guarantor and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, prospective financial statements and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Guarantor for the periods specified in such letter, as indicated in their reports thereon, copies of which have been [separately] furnished to the representatives of the Underwriters (the “Representatives”) [and are attached hereto];

(iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statement of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Guarantor’s quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which [have been separately furnished to the Representatives][are attached hereto]; and on the basis of specified procedures including inquiries of officials of the Guarantor who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in the related in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Guarantor for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Guarantor’s Annual Report on Form 10 K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Guarantor’s Annual Reports on Form 10 K for such fiscal years;

(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of ItemS-301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Guarantor and its subsidiaries, inspection of the minute books of the Guarantor and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Guarantor and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Guarantor’s Quarterly Reports on Form 10 Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Guarantor’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Guarantor’s Annual Report on Form 10 K for the most recent fiscal year;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Guarantor’s Annual Report on Form 10 K for the most recent fiscal year;

(D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long term debt of the Guarantor and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Guarantor and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Guarantor and its subsidiaries and have found them to be in agreement.